SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 9, 2012

Date of earliest event reported: July 9, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

By letter dated July 9, 2012, Martha Stewart Living Omnimedia, Inc. (the “Company”) and MS Real Estate Management Company (“MS Real Estate”) agreed to extend the Intangible Asset License Agreement dated as of June 3, 2008, by and between the Company and MS Real Estate (the “IAL Agreement”), until June 30, 2013, rather than expiring on September 30, 2012. Pursuant to the same letter, the Company and Martha Stewart agreed to extend the term of her current employment agreement, on the terms and conditions described under Item 5.02 set forth below. Under those terms, in certain circumstances, the Company will have the choice of allowing the employment agreement to continue in accordance under its current terms until June 30, 2017, or having it lapse on June 30, 2013. If the Company chooses to allow the Employment Agreement to continue in effect after June 30, 2013, the IAL Agreement will be further extended until June 30, 2017.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By the same letter dated July 9, 2012, the Company and Martha Stewart agreed to extend the term of her current employment agreement in the manner described below. Except as noted below, the terms of the employment agreement were not amended by the extension letter.

Under this extension letter, the term of Ms. Stewart’s employment agreement is extended until June 30, 2017, rather than expiring on June 30, 2012. However, the parties have agreed to negotiate mutually acceptable adjustments to the terms of the employment agreement to take effect at July 1, 2013 (or such earlier date as the parties may agree). Under the extension letter, if the parties do not reach an agreement regarding mutually acceptable adjustments, the Company can choose to have the employment agreement continue in effect through June 30, 2017 or to allow it to lapse at June 30, 2013.

The extension letter changes Ms. Stewart’s title to be Founder and Chief Creative Officer. It also provides that no additional compensation is payable for new programming after June 30, 2012 unless it would require Ms. Stewart to provide services as a performer in excess of the commitment previously required with respect to The Martha Stewart Show. References in Section 5(b) (Annual Bonus) of the employment agreement to fiscal year 2012 have been modified to refer to the fiscal year in which the term of the employment agreement lapses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: July 10, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

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